Exhibit 99.3
HDV HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Financial Statements
December 31, 2014 and 2013
(With Independent Auditors’ Report Thereon)

HDV HOLDINGS, INC. AND SUBSIDIARIES

Independent Auditors’ Report
The Shareholder and Directors
HDV Holdings, Inc.:
Report on the Financial Statements
We have audited the accompanying consolidated financial statements of HDV Holdings, Inc. and its subsidiaries, which comprise the consolidated statements of financial condition as of December 31, 2014 and 2013, and the related consolidated statements of operations, shareholder’s investment, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial condition of HDV Holdings, Inc. and its subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.
/s/KPMG LLP
Dallas, Texas
May 15, 2015

HDV HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Financial Condition
December 31, 2014 and 2013

Assets	2014	2013
Assets:
Current assets:
Cash and cash equivalents	$24,266,032	$28,580,343
Cash required to be segregated under federal or other regulations	3,012,302	1,856,321
Accrued commissions and advisory fees receivable	16,231,790	14,869,552
Accounts receivable	4,707,632	4,411,709
Taxes receivable	1,504,225	—
Prepaids, deposits and other	3,421,871	3,031,261
Total current assets:	53,143,852	52,749,186
Noncurrent assets:
Deferred financing costs, net	2,710,505	3,367,898
Property, equipment and leasehold improvements, net	6,554,134	4,296,563
Goodwill and intangible assets, net	178,094,652	184,213,538
Other noncurrent assets	509,333	525,900
Total noncurrent assets:	187,868,624	192,403,899
Total assets	$241,012,476	$245,153,085
Liabilities and Shareholder's Investment
Liabilities:
Current liabilities:
Accrued commissions and advisory fees payable	$16,631,548	$14,560,333
Unearned income	3,177,612	3,056,230
Amounts due on clearing transactions	3,012,302	1,856,321
Accounts payable and accrued liabilities	5,689,848	6,682,730
Taxes payable	—	250,094
Current portion of long term debt	—	3,025,000
Total current liabilities:	28,511,310	29,430,708
Noncurrent liabilities:
Deferred tax liability, net	20,491,490	21,175,838
Debt	156,475,000	170,462,500
Other noncurrent liabilities	3,812,920	2,571,074
Total noncurrent liabilities:	180,779,410	194,209,412
Total liabilities	209,290,720	223,640,120
Shareholder's investment:
Common stock, $0.01 par value. Authorized 1,000 shares; issued and outstanding 992 shares in 2014 and 999 shares in 2013	10	10
Additional paid-in capital	93,734,288	94,400,714
Accumulated deficit	(62,012,542)	(72,887,759)
Total shareholder's investment	31,721,756	21,512,965
Total liabilities and shareholder's investment	$241,012,476	$245,153,085
See accompanying notes to consolidated financial statements.

HDV HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
Years ended December 31, 2014 and 2013

	2014	2013
Revenue:
Commissions	$152,344,363	$143,968,264
Portfolio management fees	120,184,882	100,085,326
Asset based fees	19,265,928	17,260,780
Advisor fees	8,797,119	8,177,448
Client fees	3,558,830	3,531,155
Other revenue	703,073	129,325
Total revenue	304,854,195	273,152,298
Expenses:
Commissions and portfolio management fees	208,119,462	185,053,915
Salaries and benefits	29,747,784	29,485,599
Clearing and brokerage fees	5,038,180	5,411,637
Regulatory fees	3,714,138	3,553,490
Professional fees, contract and temporary labor	4,072,143	4,065,389
Occupancy and equipment	4,286,961	4,011,888
Data and processing fees	1,010,050	1,290,381
General and administrative	6,540,141	6,210,270
Claims, litigation and other losses, net of recoveries	1,627,541	1,341,959
Depreciation and amortization	7,970,288	8,955,827
Interest expense	12,460,453	13,088,547
Other expenses	2,424,406	9,406,088
Total expenses	287,011,547	271,874,990
Net income before income taxes	17,842,648	1,277,308
Income tax expense	7,004,472	685,379
Net income	$10,838,176	$591,929
See accompanying notes to consolidated financial statements.

HDV HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Shareholder's Investment
Years ended December 31, 2014 and 2013

	Shares of common stock issued and outstanding	Common stock	Additional paid-in capital	Accumulated deficit	Total
Balance, December 31, 2012	1,000	$10	$94,528,740	$(5,679,688)	$88,849,062
Net income	—	—	—	591,929	591,929
Purchase of treasury stock	(1)	—	(128,026)	—	(128,026)
Dividends Paid	—	—	—	(67,800,000)	(67,800,000)
Balance, December 31, 2013	999	10	94,400,714	(72,887,759)	21,512,965
Net income	—	—	—	10,838,176	10,838,176
Purchase of treasury stock	(7)	—	(666,426)	—	(666,426)
Dividends Returned	—	—	—	37,041	37,041
Balance, December 31, 2014	992	$10	$93,734,288	$(62,012,542)	$31,721,756
See accompanying notes to consolidated financial statements.

HDV HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended December 31, 2014 and 2014

	2014	2013
Cash flows from operating activities:
Net income	$10,838,176	$591,929
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	1,999,840	1,499,668
Amortization of intangibles	5,970,448	7,456,159
Amortization of deferred financing costs	657,393	697,076
Paid-in-kind interest on borrowings	—	414,374
Loss on write-off of deferred finance charges	—	3,704,166
Loss on write down of intangible assets	148,438	—
Loss on retirement of equipment	—	25,717
Deferred income taxes	(684,348)	(4,233,466)
(Increase) decrease in operating assets:
Cash required to be segregated under federal or other regulations	(1,155,981)	1,292,026
Accrued commissions and advisory fees receivable	(1,362,238)	(1,516,191)
Accounts receivable	(295,923)	7,740
Taxes receivable	(1,504,225)	—
Prepaids, deposits and other	(390,610)	(163,820)
Other noncurrent assets	16,567	7,470
Increase (decrease) in operating liabilities:
Accrued commissions and advisory fees payable	2,071,215	1,564,497
Unearned income	121,382	7,015
Amounts due on clearing transactions	1,155,981	(1,292,026)
Accounts payable and accrued liabilities	(992,882)	1,824,440
Taxes payable	(250,094)	(1,016,561)
Other noncurrent liabilities	1,241,846	1,391,498
Total adjustments	6,746,809	11,669,782
Net cash provided by operating activities	17,584,985	12,261,711
Cash flows from investing activity:
Capital expenditures	(4,257,411)	(2,478,483)
Net cash used in investing activity	(4,257,411)	(2,478,483)
Cash flows from financing activity:
Repayments on debt	(17,012,500)	(125,269,594)
Issuance of debt	—	175,000,000
Payment of financing costs	—	(3,720,000)
Dividend returned (paid)	37,041	(67,800,000)
Purchase of treasury stock	(666,426)	(128,026)
Net cash used in financing activity	(17,641,885)	(21,917,620)
Net change in cash and cash equivalents	(4,314,311)	(12,134,392)
Cash and cash equivalents, beginning of year	28,580,343	40,714,735
Cash and cash equivalents, end of year	$24,266,032	$28,580,343
See accompanying notes to consolidated financial statements.

HDV HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

(1)	Organization and Basis of Presentation
HDV Holdings, Inc. (the Company), located in Irving, Texas, was formed on June 17, 2011 as a Delaware corporation. The Company owns all of the outstanding shares of common stock of H.D. Vest, Inc. and subsidiaries. The Company is a wholly owned subsidiary of HDV Holdings, LLC.
H.D. Vest, Inc. serves as a holding company for various financial services subsidiaries. Through these wholly owned subsidiaries, the Company provides financial services that are designed to assist in making independent tax and accounting professionals financial service centers for their clients.
H.D. Vest Investment Securities, Inc. (HDVIS), a wholly owned subsidiary of H.D. Vest, Inc., was incorporated in April 1983 as a Texas corporation. HDVIS is a securities broker‑dealer firm registered with the Securities and Exchange Commission (SEC). HDVIS is a member of the Financial Industry Regulatory Authority (FINRA), the Securities Industry and Financial Markets Association, and the Securities Investor Protection Corporation. HDVIS clears security transactions through First Clearing LLC (FCLLC), on a fully disclosed basis. Accordingly, HDVIS operates under the exemptive provisions of SEC Rules 15c3‑3(k)(2)(i) and 3(k)(2)(ii).
H.D. Vest Advisory Services, Inc. (HDVAS), a wholly owned subsidiary of H.D. Vest, Inc., was incorporated in 1987 as a Texas corporation. HDVAS is registered as an investment advisor with the SEC.
H.D. Vest Insurance Agency, LLC, a wholly owned subsidiary of H.D. Vest, Inc., was formed in Texas in 2005. It is licensed by the state Department of Insurance in Texas and other states.
For the year ended December 31, 2014, HDVIS and HDVAS comprise 56% and 40%, respectively, of total revenues and 64% and 26%, respectively, of total assets of the Company. For the year ended December 31, 2013, HDVIS and HDVAS comprise 59% and 37%, respectively, of total revenues and 62% and 25%, respectively, of total assets of the Company.

(2)	Summary of Significant Accounting Policies

(a)	Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b)	Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

(c)	Cash and Cash Equivalents
Included in cash and cash equivalents are cash balances and highly liquid investments with an original maturity of three months or less. These cash equivalents are considered to be Level 1 investments.

(d)	Cash Required to be Segregated under Federal or Other Regulations
Cash segregated in a special bank account for the exclusive benefit of customers under Rule 15c3‑3 of the SEC was $3,012,302 and $1,856,321 as of December 31, 2014 and 2013, respectively.

HDV HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

(e)	Fair Values of Assets and Liabilities
The Company applies the provisions of Accounting Standards Codification (ASC) 820, Fair Value Measurements and Disclosures (ASC 820), for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 requires the disclosure of the inputs used to develop the fair value of all nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis.
ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that most observable inputs be used when available. Observable inputs are used by the market participants in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflects the Company’s assumptions that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In instances where the determination of the fair value measurement is based on inputs from more than one level of the fair value hierarchy, the entire fair value measurement is classified based on the lowest level input that is significant to the fair value measurement in its entirety.
The hierarchy is measured in three levels based on the reliability of inputs:
•    Level 1 – Valuations based on quoted prices in active markets for identical assets as of the reporting date.
•    Level 2 – Valuations based on pricing inputs that are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date.
•    Level 3 – Valuations derived from other valuation methodologies, including pricing models, discounted cash flow models and similar techniques. Level 3 valuations incorporate certain assumptions and projections that are not observable in the market and significant professional judgment in determining the fair value assigned to such assets or liabilities.
The following information relates to estimated fair values of the Company’s financial instruments as of December 31, 2014:
For cash and cash equivalents, cash required to be segregated under federal or other regulations, accrued commissions and advisory fees receivable, accounts receivable, taxes receivable, accrued commissions and advisory fees receivable, amounts due on clearing transactions, accounts payable and accrued liabilities and taxes payable the carrying amounts approximate fair value because of the short maturity of these instruments and are therefore considered Level 1 assets and liabilities. Also see note 10 regarding the Company’s debt and its fair value.

(f)	Accrued Commissions and Advisory Fees Receivable
Commissions, including trailers, which are earned but not yet paid are accrued by the Company. Accrued commissions are charged off at either 60 or 90 days depending on the product type.

(g)	Accounts Receivable
The Company records a receivable for fees earned from providing contracted support and services in connection with client assets under third-party management, including mutual funds.

HDV HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

(h)	Prepaids, Deposits and Other
Prepaids, Deposits and Other consist primarily of the deferral of annual regulatory license renewal fees which are recognized on a straight line basis over the course of the license year.

(i)	Deferred Financing Costs and Amortization
Legal fees and other costs incurred to obtain debt financing are capitalized and amortized over the terms of the related debt using the straight‑line method, which approximates the effective interest method. Deferred financing costs are recorded net of accumulated amortization. The accumulated amortization was $1,009,495 and $352,102 as of December 31, 2014 and 2013, respectively. In 2013, previously deferred financing costs were written off as a result of the retirement of the related debt resulting in a loss of $3,704,166 which is included in other expense in the consolidated statement of operations. See note 10.

(j)	Property, Equipment and Leasehold Improvements
Property, equipment and leasehold improvements are recorded at cost, net of accumulated depreciation and amortization. Depreciation of property and equipment is recognized on a straight‑line basis using estimated useful lives, which generally range from 3 to 10 years. Leasehold improvements are amortized over the lesser of the estimated useful life of the improvement or the remaining term of the lease. See note 3.

(k)	Goodwill
Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Goodwill is reviewed for impairment at least annually, at September 30, and when a triggering event occurs between annual impairment tests. When assessing goodwill and intangible assets with indefinite lives for potential impairment, management considers whether the value of the asset has been impaired, by evaluating if various factors (including current operating results, anticipated future results and cash flows, and relevant market and economic conditions) indicate a possible impairment and, if appropriate, compares the carrying amount of the asset to its fair value.
In September 2011, the FASB issued Accounting Standards Update (ASU) No. 2011‑08 which amended ASC Topic 350. This amendment allows an entity to first assess relevant qualitative factors in order to determine whether it is necessary to perform the two‑step quantitative goodwill impairment test otherwise required under ASC 350. In effect, the amendment eliminates the need to calculate the fair value of a reporting unit in connection with the goodwill impairment test unless the entity determines, based on the qualitative assessment, that it is more likely than not that the reporting unit’s fair value is less than its carrying amount. As permitted, the Company adopted this amendment during 2012 and its adoption did not have a material effect on the Company’s financial position, results of operations or cash flows.
In July 2012, the FASB issued ASU 2012‑02 which amended ASC Topic 350. This amendment allows an entity to make a qualitative assessment to determine whether it is more likely than not that an indefinite‑lived intangible asset, other than goodwill, is impaired. If an entity concludes, based on an evaluation of all relevant qualitative factors, that it is not more likely than not that the fair value of an indefinite‑lived intangible asset is less than its carrying amount, it will not be required to perform the quantitative impairment for that asset. The ASU is effective for impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. As permitted, the Company early adopted this amendment during 2012 and its adoption did not have a material effect on the Company’s financial position, results of operations or cash flows.

HDV HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

No impairment loss was recorded in 2014 and 2013 for goodwill or intangible assets with indefinite lives. See note 5.

(l)	Amounts Due on Clearing Transactions
The Company remits customer funds on certain clearing transactions on a settlement‑date basis rather than on a trade‑date basis. Under the settlement‑date basis of the remittance, the Company holds customer funds from the trade date until the time at which the trades are cleared by the product sponsor (not to exceed three business days).

(m)	Income Taxes
The Company files a consolidated federal income tax return for its subsidiaries. The Company also files combined state income tax returns in certain states. The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, resulting in two components of income tax expense: current and deferred. Current income tax expense approximates taxes to be paid or refunded for the current period and includes income tax expense related to the Company’s uncertain tax positions, if any. The Company determines deferred income taxes using the balance sheets method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and recognizes enacted changes in tax rates and laws in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized subject to management’s judgment that realization is more likely than not. A tax position that meets the “more‑likely than‑not” recognition threshold is measured to determine the amount of benefit to recognize. The tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. Interest and penalties are recognized as a component of other expense.

(n)	Commitments and Contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(o)	Revenue Recognition
Commission revenue and related commission expense are recognized on a trade‑date basis. Trailers (12b‑1 funds which are included in commission revenue) are earned on investments held, on a continuous basis, with product sponsors. Each month, trailers are accrued on investments held within the month. The corresponding commission expense related to these trailers is recognized on the same basis.
Portfolio management fees are generally received quarterly based on total assets managed in accordance with the investment advisory agreement but are recognized as earned on a pro rata basis over the term of the contract. All related portfolio management fees payable are recognized on the same basis.

(p)	Other Comprehensive Income
For the period ended December 31, 2014, the Company had no items of other comprehensive income.

HDV HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

(q)	Recent Accounting Pronouncements
The FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, in May 2014. ASU 2014-09 requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity should also disclose sufficient quantitative and qualitative information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The new standard is effective for annual reporting periods beginning after December 15, 2017. The Company will implement the provisions of ASU 2014-09 as of December 31, 2018. The Company has not yet determined the impact of the new standard on its current policies for revenue recognition.

(3)	Property, Equipment and Leasehold Improvements
Property, equipment and leasehold improvements consisted of the following at December 31, 2014 and 2013:

	2014	2013
Property and leasehold improvements	$2,753,674	$1,863,573
Furniture and equipment	8,516,780	5,149,797
	11,270,454	7,013,370
Accumulated depreciation and
amortization	(4,716,320)	(2,716,807)
Total	$6,554,134	$4,296,563

(4)	Related‑Party Transaction
H.D. Vest, Inc. has a professional services agreement for financial and management consulting services with an equityholder of HDV Holdings, LLC. Fees due under the agreement are payable on a quarterly basis in advance and are based on a percentage of the amount invested by the equityholder. Total fees and other expenses paid under this agreement during 2014 and 2013 were $595,375 and $619,773, respectively.

(5)	Goodwill and Intangible Assets
The purchase of the outstanding shares of common stock of H.D. Vest, Inc. generated goodwill and intangible assets of $93,220,034 and $108,388,907, respectively. The goodwill consists largely of intangible assets that do not qualify for separate recognition.

HDV HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

At December 31, 2014 and 2013, the acquired intangible assets are as follows:

	2014
	Weighted
	average	Gross
	amortization	carrying	Accumulated	Net carrying
	period (years)	amount	amortization	amount
Amortizing intangible assets:
Advisor relationships	12	$41,287,866	$11,182,130	$30,105,736
Sponsor relationships	13	4,562,456	1,140,613	3,421,843
Proprietary software	8	11,851,562	4,875,000	6,976,562
Other assets	8	9,882,511	6,168,108	3,714,403
Total		67,584,395	23,365,851	44,218,544
Non amortizing intangible assets:
Trade name/trademarks				40,656,074
Grand total				$84,874,618

	2013
	Weighted
	average	Gross
	amortization	carrying	Accumulated	Net carrying
	period (years)	amount	amortization	amount
Amortizing intangible assets:
Advisor relationships	12	$41,287,866	$7,741,474	$33,546,392
Sponsor relationships	13	4,562,456	789,656	3,772,800
Proprietary software	8	12,000,000	3,375,000	8,625,000
Other assets	8	9,882,511	5,489,273	4,393,238
Total		67,732,833	17,395,403	50,337,430
Non amortizing intangible assets:
Trade name/trademarks				40,656,074
Grand total				$90,993,504
An impairment loss of $148,438 was recorded for the obsolescence of a portion of the proprietary software amortizing intangible asset. This loss was recorded in other expenses in the consolidated statements of operations.
Aggregate amortization expense for amortizing intangible assets was $5,970,448 and $7,456,159 for the years ended December 31, 2014 and 2013, respectively. Estimated amortization expense for the next five years is: $5,661,248 in 2015, $5,568,598 in 2016 in $5,568,598 in 2017 $5,568,598 in 2018 and $5,201,410 in 2019.
None of the goodwill recognized is expected to be deductible for income tax purposes.

HDV HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

(6)	Dividends
For the year ended December 31, 2014, the Company did not declare or pay any dividends. Previously paid dividends of $37,041 were forfeited and returned to the Company. For the year ended December 31, 2013, the Company paid dividends totaling $67,800,000.

(7)	Treasury Stock
The Company purchased 7 shares of common stock for $666,426 for the year ended 2014 and 1 share of common stock for $128,026 for the year ended 2013. The treasury stock is held at cost and the balance is reflected in additional paid-in capital in the accompanying statement of financial condition.

(8)	Income Taxes
Components of income tax expense (benefit) are as follows for the years ended December 31, 2014 and 2013:

	2014	2013
Current	$7,688,820	$4,918,845
Deferred	(684,348)	(4,233,466)
	$7,004,472	$685,379
A reconciliation between the amount of the reported provision for income taxes and expected income tax, (computed by multiplying the statutory federal income tax rate 35% times loss before income taxes) is as follows for the years ended December 31, 2014 and 2013:

	2014	2013
Expected provision for federal income taxes	$6,244,928	$447,057
State income taxes, net of federal benefits	428,774	618,400
Other	330,770	(380,078)
	$7,004,472	$685,379
The tax effects of temporary differences that give rise to deferred tax assets and liabilities at December 31, 2014 and 2013 are as follows:

		2014	2013
Deferred tax assets:
Deferred compensation		$9,783,346	$10,308,821
Other		2,607,166	2,728,806
	Total deferred tax assets	12,390,512	13,037,627
Deferred tax liabilities:
Intangible assets		(31,295,091)	(33,469,639)
Other		(1,586,911)	(743,826)
	Total deferred tax liabilities	(32,882,002)	(34,213,465)
	Net deferred tax liability	$(20,491,490)	$(21,175,838)

HDV HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

The Company has determined that it is not required to establish a valuation allowance for deferred tax assets, as management believes it is more likely than not that the deferred tax assets will be realized based on the Company’s prospects for generation of future taxable income.
The Company does not have any uncertain tax positions at December 31, 2014 and 2013.
As of December 31, 2014, the Company’s U.S. federal tax returns for the years 2011 – 2013 remain open under the normal three-year statute of limitations and are therefore subject to examination.

(9)	Commitments and Contingent Liabilities

(a)	Lease Obligations
The Company leases office space and other equipment under capital and operating leases expiring at various dates through 2023. Minimum future rental payments required under such leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 2014 are as follows:

	Operating	Capital
	leases	leases

2015	$1,703,488	$39,612
2016	1,740,025	39,612
2017	1,776,562	10,824
2018	1,817,097	0
2019 and thereafter	9,362,470	0
	$16,399,642	90,048
Less amount representing interest		11,352
Present value of minimum capital
lease payments		$78,696
Total rental expense under operating leases was $1,480,687 and $1,757,965 for the years ended December 31, 2014 and 2013, respectively, is included in occupancy and equipment expense in the consolidated statements of operations. The office space operating leases contain escalation clauses. Rent is recognized on a straight-line basis over the term of each lease including any periods of free rent. These leases contain renewals for one additional period for five years.
The gross and net of accumulated amortization amounts of equipment recorded under capital leases in 2014 were $151,707 and $78,696, respectively.
The gross and net of accumulated amortization amounts of equipment recorded under capital leases in 2013 were $151,707 and $107,625, respectively.
The amortization of assets held under capital leases is included with depreciation expense.

(b)	Litigation
In the normal course of business, there are various lawsuits, claims, and contingencies pending against the Company, including governmental and self‑regulatory organization inquiries, investigations and proceedings. In accordance with ASC 450, Contingencies, the Company has established provisions for estimated losses from pending lawsuits, claims, investigations and proceedings. Although the ultimate

HDV HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

outcome of the various matters cannot be ascertained at this point, it is the opinion of management, after consultation with counsel, that the resolution of the foregoing matters will not have a material adverse effect on the financial position of the Company, taken as a whole. Such resolution may, however, have a material effect on the results of operations or cash flows in any future period, depending on the level of income for such period. Claims and litigation costs are presented net of insurance recoveries.

(c)	Other Contingencies
Some contracts that the Company enters into in the normal course of business include indemnification provisions that obligate the Company to make payments to the counterparty or others if certain events occur. These contingencies generally relate to changes in the value of underlying assets, liabilities, or equity securities or upon the occurrence of events, such as an adverse litigation judgment or an adverse interpretation of the tax law. The indemnification clauses are often standard contractual terms and were entered into in the normal course of business based on an assessment that the risk of loss would be remote. Since there are no stated or notional amounts included in the indemnification clauses and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur, the Company is not able to estimate the maximum potential amount of future payments under these indemnification clauses. There are no amounts reflected in the consolidated statements of financial condition as of December 31, 2014 and 2013 related to these indemnification clauses.

(10)	Debt
Debt at December 31, 2014 and 2013 consists of the following:

	2014	2013
Term loan commitment ($121,000,000 principal)
Interest at a base rate plus an applicable margin determined by the agreement (5.75% as of December 31, 2014)
Payable quarterly
Guaranteed and secured by certain assets of affiliates
principal due December 18, 2018	$102,475,000	$119,487,500
Term loan commitment ($54,000,000 principal)
Interest at a base rate plus an applicable margin determined by the agreement (9.25% as of December 31, 2014)
Payable quarterly
Guaranteed and secured by certain assets of affiliates	54,000,000	54,000,000
principal due June 18, 2019
Total long-term debt	156,475,000	173,487,500
Less current installments	—	3,025,000
Debt, excluding current installments	$156,475,000	$170,462,500
In 2011, the Company entered into a Revolving Credit agreement with a commercial bank that permitted the Company to borrow through October 3, 2016 up to $15,000,000, bearing interest at a base rate plus an applicable margin determined by the agreement. The Company paid an annual commitment fee of 1/2 of 1% on the unused portion of the commitment. This facility was retired during 2013.
In 2013, the Company entered into a Revolving Credit agreement with a third party that permits the Company to borrow through December 18, 2018 up to $15,000,000, bearing interest at a base rate plus an applicable

HDV HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

margin determined by the agreement. The Company must pay an annual commitment fee of 1/2 of 1% on the unused portion of the commitment. At December 31, 2014, the Company had $15,000,000 available under this facility.
In 2014, the Company made an additional payment of principal on the $121,000,000 term loan. This payment satisfied the installments due on this term loan through 2017.
The debt agreements contain various restrictions including those on working capital, assets under management, equity contributions, indebtedness, liens, acquisitions, and dispositions. At December 31, 2014, the Company was in compliance with all debt covenants.
Aggregate scheduled principal maturities of debt for each of the next five years are as follows:

Year ending December 31:
2015	$—
2016	—
2017	—
2018	156,475,000
2019	—
2020 and thereafter	—
$156,475,000
Management considers the book value of the Company’s debt to approximate its fair value at December 31, 2014 and 2013 based on market rates available for debt with similar terms and risk.

(11)	Employee Benefit Plans
Employees of the Company are eligible to participate in the following plans sponsored by the Company:

(a)	401(k) Plan
The Company maintains a qualified retirement plan commonly referred to as a 401(k) Plan which is a defined contribution tax‑deferred savings plan in which all employees of the Company and its subsidiaries are eligible to participate. Total expense for the 401(k) Plan was $734,202 and $727,197 for the years ended December 31, 2014 and 2013, respectively.

(b)	Bonus Plan
Certain employees of the Company and its subsidiaries are eligible to receive incentive compensation. Total incentive compensation expense was $2,892,380 and $2,985,952 for the years ended December 31, 2014 and 2013, respectively.

(c)	Health and Welfare Plans and Other Benefits
The Company and its subsidiaries offers health and welfare plans as well as other benefits in which all employees of the Company are eligible to participate. Total expense for the health and welfare plans and other benefits was $2,724,244 and $2,498,376 for the years ended December 31, 2014 and 2013, respectively.

HDV HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

(12)	Statement of Cash Flows
Interest payments for the years ended December 31, 2014 and 2013 were $12,905,569 and $10,610,387, respectively. Income taxes paid for the years ended December 31, 2014 and 2013 were $9,447,740 and $5,951,908, respectively.

(13)	Subsequent Event
The Company has evaluated subsequent events from the statement of financial condition date through April 27, 2015, the date at which the financial statements were available to be issued. The Company determined that there were no such items to be disclosed.